Amendment No. 1 to the Fourth Amended and Restated
Administration Agreement

This Amendment No. 1, dated December 8, 2023 (the “Effective Date”) to the Fourth Amended and Restated Administration Agreement (this “Amendment”), by and between Segall Bryant & Hamill Trust, a Massachusetts business trust (the “Trust”) and Segall Bryant & Hamill LLC (“SBH LLC”).

WHEREAS, the Trust and SBH LLC entered into a Fourth Amended and Restated Administration Agreement dated August 19, 2021 (the “Agreement”); and

WHEREAS, on June 26, 2023, the Trust liquidated the Segall Bryant & Hamill Fundamental International Small Cap Fund; and

WHEREAS, on June 26, 2023, the Trust liquidated the Segall Bryant & Hamill Workplace Equality Fund; and

WHEREAS, on August 25, 2023, the Segall Bryant & Hamill Select Equity ETF was added as a new series of the Trust; and

WHEREAS, on November 20, 2023, the Barrett Growth Fund and the Barrett Opportunity Fund were each separately reorganized into the Trust; and

WHEREAS, on December 8, 2023, the Segall Bryant & Hamill International Equity Fund was reorganized into the Trust;

NOW THEREFORE,

1.	The Parties agree to delete Exhibit 1 in its entirety and replace it with a new Exhibit 1 attached hereto.
2.	Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

SEGALL BRYANT & HAMILL TRUST		SEGALL BRYANT & HAMILL LLC

By:	/s/ Jasper R. Frontz	By:	/s/ Carolyn B. Goldhaber
Name:	Jasper R. Frontz	Name:	Carolyn B. Goldhaber
Title:	Treasurer and Chief Compliance Officer	Title:	President

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EXHIBIT 1

(effective as of December 8, 2023)

Segall Bryant & Hamill Small Cap Value Fund

Segall Bryant & Hamill Small Cap Growth Fund

Segall Bryant & Hamill Small Cap Core Fund

Segall Bryant & Hamill All Cap Fund

Segall Bryant & Hamill Emerging Markets Fund

Segall Bryant & Hamill International Small Cap Fund

Segall Bryant & Hamill International Equity Fund

Segall Bryant & Hamill Global All Cap Fund

Segall Bryant & Hamill Short Term Plus Fund

Segall Bryant & Hamill Plus Bond Fund

Segall Bryant & Hamill Quality High Yield Fund

Segall Bryant & Hamill Municipal Opportunities Fund

Segall Bryant & Hamill Colorado Tax Free Fund

Segall Bryant & Hamill Select Equity ETF

Barrett Growth Fund

Barrett Opportunity Fund

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